EXHIBIT 21
                    LIST OF SUBSIDIARIES
        SUBSIDIARIES OF THE PERKIN-ELMER CORPORATION


                                                   State or Jurisdiction
   Name                                     of Incorporation or Organization


PKN Overseas Corporation                                  (New York, USA)
    Perkin-Elmer (UK) Limited                             (UK)
    Perkin-Elmer (UK) Pension                             (UK)
    Trustees Limited
    Perkin-Elmer Limited                                  (UK)
    Applied Biosystems Ltd.                               (UK)
    Spartan Ltd.                                          (Channel Isles)
    Perkin-Elmer Pty Limited                              (Australia)
    Perkin-Elmer (Canada) Ltd.                            (Canada)
    Perkin-Elmer Sciex *                                  (Canada)
    Photovac International, Incorporated                  (New York,USA)
    Photovac Europa AS                                    (Denmark)
    Perkin-Elmer Taiwan Corporation                       (Delaware,USA)
    Perkin-Elmer (Thailand) Limited                       (Thailand)
    Perkin-Elmer AG                                       (Switzerland)
    Perkin-Elmer Japan Co. Ltd.                           (Japan)
    Perkin-Elmer SA                                       (France)
    Perkin-Elmer (Sweden) AB                              (Sweden)
         Perkin-Elmer AB                                  (Sweden)
         Perkin-Elmer OY                                  (Finland)
    Perkin-Elmer Nederland BV                             (The Netherlands)
         Applied Biosystems, BV                           (The Netherlands)
         Perkin-Elmer Belgium NV                          (Belgium)
         Perkin-Elmer Sro                                 (Czech Republic)
         Perkin-Elmer Hungaria Kft                        (Hungary)
         Perkin-Elmer Polska Spolka zoo                   (Poland)
    Perkin-Elmer South Africa Pty. Ltd.                   (Johannesburg, South
                                                          Africa)
    Spartan Ltd.                                          (Channel Isles)
         Listronagh Company                               (Ireland)
    Perkin-Elmer Instruments Asia Pte. Ltd.               (Singapore)
         Perkin-Elmer Instruments (Malaysia) SDN. BHD.    (Malaysia)
    Perkin-Elmer Holding GmbH                             (Germany)
         Bodenseewerk Perkin-Elmer GmbH                   (Germany)
         Perkin-Elmer GmbH                                (Austria)

Note: Persons directly owned by subsidiaries of The Perkin-
Elmer Corporation are indented and listed below their immediate parent.

*  50% ownership


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    SUBSIDIARIES OF THE PERKIN-ELMER CORPORATION (cont'd)

PKN Overseas Corporation
         Perkin-Elmer Italia SpA                          (Italy)
         Perkin-Elmer Hong Kong, Ltd.                     (Hong Kong)
         Perkin-Elmer Analytical and Biochemical
         Instruments (Beijing) Co., Ltd.                  (China)
Perkin-Elmer International, Inc.                          (Delaware, USA)
Analitica de Centroamerica, S.A.                          (Costa Rica)
     Perkin-Elmer Industria e Comercio Ltda.              (Brazil)
Perkin-Elmer Korea Corporation                            (Delaware, USA)
Perkin-Elmer de Mexico SA                                 (Mexico)
Perkin-Elmer Overseas Ltd.                                (Cayman Islands)
PECO Insurance Company Limited                            (Bermuda)
Perkin-Elmer Caribbean Corporation                        (Delaware,USA)
Perkin-Elmer China, Inc.                                  (Delaware,USA)
Perkin-Elmer FSC, Inc.                                    (U.S.Virgin Islands)
Perkin-Elmer Hispania  SA                                 (Spain)
Hitachi Perkin-Elmer, Ltd. +                              (Japan)
Tropix, Inc.                                              (Delaware,USA)



+49% ownership